2Q16 Quarterly Supplement July 15, 2016 © 2016 Wells Fargo & Company. All rights reserved.

Wells Fargo 2Q16 Supplement 1 Appendix Real estate 1-4 family first mortgage portfolio 22 Real estate 1-4 family junior lien mortgage portfolio 23 Consumer credit card portfolio 24 Auto portfolios 25 Student lending portfolio 26 Common Equity Tier 1 (Fully Phased-In) 27 Return on average tangible common equity (ROTCE) 28 Forward-looking statements and additional information 29 Table of contents 2Q16 Results 2Q16 Highlights Page 2 Year-over-year results 3 Balance Sheet and credit overview (linked quarter) 4 Income Statement overview (linked quarter) 5 Loans 6 Year-over-year loan growth 7 Deposits 8 2Q16 Revenue diversification 9 Net interest income 10 Noninterest income 11 Noninterest expense and efficiency ratio 12 Continued to reinvest in the franchise and innovate for growth 13 Community Banking 14 Wholesale Banking 15 Wealth and Investment Management 16 Credit quality 17 Oil and gas loan portfolio 18 Capital 19 2Q16 Summary 20

Wells Fargo 2Q16 Supplement 2 5,719 5,796 5,575 5,462 5,558 2Q15 3Q15 4Q15 1Q16 2Q16 2Q16 Highlights  Earnings of $5.6 billion  Diluted earnings per common share of $1.01  Revenue up 4% year-over-year (YoY) and stable linked quarter (LQ) - Net interest income up 4% YoY and 1% LQ - Noninterest income up 4% YoY and down 1% LQ  Strong loan and deposit growth - Average loans up 9% YoY and 3% LQ - Average deposits up 4% YoY and 1% LQ  Pre-tax pre-provision profit (PTPP) (1) up 5% YoY and 1% LQ  Credit quality remained solid with net charge- offs of 39 bps of average loans - Oil and gas portfolio losses were partially offset by improvement in residential real estate  Strong capital position - Common Equity Tier 1 ratio (fully phased- in) of 10.6% at 6/30/16 (2) - Total stockholders’ equity exceeded $200 billion for the first time - Returned $3.2 billion to shareholders through common stock dividends and net share repurchases (1) Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. (2) 2Q16 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 27 for additional information regarding the Common Equity Tier 1 capital ratio. Diluted earnings per common share Wells Fargo Net Income ($ in millions, except EPS) $1.03 $1.05 $1.00 $0.99 $1.01

Wells Fargo 2Q16 Supplement 3 5,145.2 5,048.5 2Q15 2Q16 5.7 5.6 2Q15 2Q16 1,185.3 1,236.7 2Q15 2Q16 870.4 950.8 2Q15 2Q16 21.3 22.2 2Q15 2Q16 Year-over-year results Diluted earnings per common share Net Income ($ in billions, except EPS) Revenue ($ in billions) Period-end Common Shares Outstanding (shares in millions) Average Deposits ($ in billions) Average Loans ($ in billions) 8.8 9.3 2Q15 2Q16 $1.03 $1.01 Pre-tax Pre-provision Profit ($ in billions)

Wells Fargo 2Q16 Supplement 4 Balance Sheet and credit overview (linked quarter) Loans & interest rate swaps  Loans up $9.9 billion on growth in both commercial and consumer loan portfolios  Additionally, we continued to employ the strategy of converting floating rate loans to fixed rate through interest rate swaps Short-term investments/ Fed funds sold  Down $5.0 billion primarily on growth in investment securities and loans Trading assets  Up $6.9 billion, while average balances were up 1% LQ Investment securities  Up $18.5 billion as ~$38 billion of gross purchases were partially offset by run-off, including accelerated prepayments of investment securities, and sales Deposits  Up $4.0 billion as growth in commercial and mortgage escrow balances were partially offset by seasonally lower consumer balances Long-term debt  Up $16.0 billion on ~$24 billion of issuances, including ~$10.7 billion in parent issuance that is anticipated to be Total Loss Absorbing Capacity (TLAC) eligible - TLAC-eligible issuances included: • $8.7 billion of senior debt • $2.0 billion of subordinated debt Short-term borrowings  Up $12.6 billion reflecting growth in trading, including higher repurchase agreement balances, as well as higher other funding needs Common stock outstanding  Common shares outstanding down 27.4 million on net share repurchases of $1.3 billion - Repurchased 44.8 million common shares in the quarter Credit  Net charge-offs of $924 million, up $38 million driven by higher losses in the oil and gas portfolio  $150 million reserve build (1) primarily driven by loan growth in the commercial, auto and credit card portfolios Period-end balances. All comparisons are 2Q16 compared with 1Q16. (1) Provision expense minus net charge-offs.

Wells Fargo 2Q16 Supplement 5 Income Statement overview (linked quarter) Total revenue  Revenue of $22.2 billion, down $33 million Net interest income  NII up $66 million on loan growth and included the full quarter benefit of assets acquired from GE Capital on 3/1/16  NIM down 4 bps to 2.86% primarily driven by growth in long-term debt, deposits and reduced yield on investment securities Noninterest income  Noninterest income down $99 million - Trust and investment fees up $162 million on higher investment banking, retail brokerage asset-based fees and transaction revenue, and trust and investment management - Mortgage banking down $184 million as higher mortgage origination revenue was more than offset by lower servicing income (which included lower mortgage servicing rights (MSR) hedging results and higher unreimbursed servicing costs) - Market sensitive revenue (1) up $276 million as higher gains on debt securities and higher customer accommodation trading results were partially offset by lower equity gains - Insurance down $141 million reflecting the 1Q16 sale of the crop insurance business - Lease income up $124 million driven by the full quarter benefit of the operating leases acquired from GE Capital - Other income down $392 million driven by a decline in hedge ineffectiveness income from $379 million in 1Q16 to $56 million in 2Q16; 2Q16 results also included a $290 million gain on the sale of our health benefit services business vs. a $381 million gain from the sale of the crop insurance business in 1Q16 Noninterest expense  Noninterest expense down $162 million - Personnel expense down $260 million from a seasonally high 1Q16 - Outside professional services up $186 million from a typically low 1Q and included higher project-related expense - Operating losses down $120 million on lower litigation expense - Insurance expense down $89 million reflecting the 1Q16 sale of the crop insurance business - Operating lease depreciation expense up $117 million due to the leases acquired from GE Capital All comparisons are 2Q16 compared with 1Q16. (1) Consists of net gains from trading activities, debt securities and equity investments.

Wells Fargo 2Q16 Supplement 6 888.5 903.2 916.6 947.3 957.2 2Q15 3Q15 4Q15 1Q16 2Q16 Loans  Total loans increased $68.7 billion, or 8%, YoY and $9.9 billion, or 1%, LQ - Commercial loans up $6.3 billion LQ on higher commercial real estate and C&I loans - Consumer loans up $3.6 billion LQ as growth in first mortgage loans, auto loans, credit card and securities-based lending was partially offset by a decline in junior lien mortgage and seasonally lower student lending  Total average loans of $950.8 billion up $80.4 billion, or 9%, YoY and $23.6 billion, or 3%, LQ  Total average loan yield of 4.16%, stable LQ as the full quarter benefit of loans and capital leases acquired from GE Capital was offset by lower consumer yields Average Period-end Total average loan yield 4.20% 4.11% 4.08% 4.16% 4.16% Period-end Loans Outstanding ($ in billions)

Wells Fargo 2Q16 Supplement 7 30 32 34 36 38 40 42 2Q15 2Q16 Other Revolving Credit and Installment 20 24 28 32 36 2Q15 2Q16 Credit Card 24 29 34 39 44 49 54 59 64 2Q15 2Q16 Automobile 100 105 110 115 120 125 130 135 140 145 150 155 2Q15 2Q16 Commercial Real Estate 150 17 190 210 230 250 270 290 2Q15 2Q16 Real Estate 1-4 Family First Mortgage 200 220 240 260 280 300 320 340 2Q15 2Q16 Commercial and Industrial Year-over-year loan growth  Origination volume up 2%  New account openings and increases in active accounts ($ in billions)  GE Capital acquisitions and organic growth Period-end balances.  Primarily CRE mortgage growth  Nonconforming mortgage growth  Securities-based lending, personal lines and loans and student loans

Wells Fargo 2Q16 Supplement 8 847.4 874.0 883.7 337.9 345.4 353.0 1,185.3 1,219.4 1,236.7 2Q15 1Q16 2Q16 Noninterest-bearing deposits Interest-bearing deposits Deposits  Deposits up $51.4 billion, or 4%, YoY and $17.3 billion, or 1%, LQ - Noninterest-bearing deposits up $15.1 billion, or 4%, YoY and $7.6 billion, or 2%, LQ - Interest-bearing deposits up $36.3 billion, or 4%, YoY and $9.7 billion, or 1%, LQ  Average deposit cost of 11 bps, up 1 bp LQ and up 3 bps YoY driven by commercial deposits  Consumer and small business banking deposits (1) of $726.4 billion, up 8% YoY and 2% LQ  Total period-end deposits up $59.7 billion, or 5%, YoY on a $53.7 billion increase in consumer and small business balances (1), and was up $4.0 billion LQ on higher commercial balances  Primary consumer checking customers (2) up 4.7% YoY Average deposit cost (1) Total deposits excluding mortgage escrow and wholesale deposits. (2) Data as of May 2016, comparisons with May 2015; customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposits. Average Period-end Average Deposits and Rates ($ in billions) Period-end Deposits ($ in billions) 1,185.8 1,241.5 1,245.5 2Q15 1Q16 2Q16 0.08% 0.10% 0. 1%

Wells Fargo 2Q16 Supplement 9 Balanced Spread and Fee Income Diversified Fee Generation (% of noninterest income) 2Q16 Revenue diversification 47% 53% Net Interest Income Noninterest Income 5% 5% 2% 4% 3% 3% 10% 3% 3% <1% <1% 1% 3% 10% 4% 8% 22% 13% All Other Noninterest Income Lease Income Net Gains from Equity Investments Net Gains on Debt Securities Net Gains from Trading Insurance Mortgage Originations/Sales, net Mortgage Servicing, net Wire & Remittance and All Other Fees Letters of Credit Fees CRE Brokerage Commissions Cash Network Charges and Fees on Loans Card Fees Investment Banking Trust and Investment Management Brokerage Advisory, Commissions and Other Deposit Service Charges $22.2 billion Deposit Service Charges 13% Card Fees 10% Total Mortgage Banking 13% Insurance 3% Net Gains from Trading 3% Total Trust & Investment Fees 34% Total Other Fees 8% Net Gains from Equity Inv. 2% Lease Income 5% Net Gains on Debt Securities 4% All Other Noninterest Income 5%

Wells Fargo 2Q16 Supplement 10 11,270 11,457 11,588 11,667 11,733 2Q15 3Q15 4Q15 1Q16 2Q16  Net interest income up $463 million, or 4%, YoY and $66 million, or 1%, LQ reflecting loan growth including the addition of assets acquired from GE Capital on 3/1/16  Average earning assets up $35.2 billion, or 2%, LQ - Loans up $23.6 billion - Short-term investments/fed funds sold up $9.1 billion - Mortgages and loans held for sale up $2.1 billion - Trading assets up $0.9 billion - Investment securities down $0.7 billion  NIM of 2.86% down 4 bps from 1Q16 on growth in long-term debt, deposits and lower income on investment securities reflecting accelerated prepayments - All other balance sheet growth, mix changes and repricing was beneficial to the margin Net interest income Net Interest Margin (NIM) Net Interest Income ($ in millions) 2.97% 2.96% 2.92% 2.90% 2.86%

Noninterest income

($ in millions)	2Q16	vs 1Q16	vs 2Q15
Noninterest income			
Service charges on deposit accounts	$ 1,336	2 %	4
Trust and investment fees:			
Brokerage advisory, commissions and other fees	2,291	2	(5)
Trust and investment management	835	2	(3)
Investment banking	421	27	(6)
Card fees	997	6	7
Other fees	906	(3)	(18)
Mortgage banking	1,414	(12)	(17)
Insurance	286	(33)	(38)
Net gains from trading activities	328	64	n.m.
Net gains on debt securities	447	83	n.m.
Net gains from equity investments	189	(23)	(63)
Lease income	497	33	n.m.
Other	482	(45)	n.m.
Total noninterest income	**$ 10,429**	**(1) %**	**4**



10,048
10,418
9,998
10,528
10,429
2Q15
3Q15
4Q15
1Q16
2Q16

- Service charges up $27 million LQ on seasonality
- Trust and investment fees up $162 million on higher investment banking, asset-based fees and retail brokerage transaction revenue
  - Investment banking up $90 million on higher deal fees across all products
- Card fees up $56 million on seasonality, increased usage and account growth
- Mortgage banking down $184 million as lower servicing income, in part due to lower MSR hedging results, was partially offset by higher mortgage origination revenue
- Insurance income down $141 million reflecting the 1Q16 sale of the crop insurance business
- Trading gains up $128 million on higher customer accommodation trading results
  - $49 million in deferred compensation investment income (P&L neutral) vs. $23 million in 1Q16
- Gains on sale of debt securities up $203 million
- Gains from equity investments down $55 million
- Lease income up $124 million reflecting the impact of the acquisition of operating leases from GE Capital on 3/1/16
- Other income down $392 million, reflecting a $323 million decline in hedge ineffectiveness income; 2Q16 results included a $290 million gain on the sale of our health benefit services business vs. a $381 million gain from the sale of the crop insurance business in 1Q16

Wells Fargo 2Q16 Supplement
11

Noninterest expense and efficiency ratio (1)

($ in millions)	2Q16	vs 1Q16	vs 2Q15
Noninterest expense			
Salaries	$ 4,099	2 %	4
Commission and incentive compensation	2,604	(2)	-
Employee benefits	1,244	(18)	12
Equipment	493	(7)	5
Net occupancy	716	1	1
Core deposit and other intangibles	299	2	(4)
FDIC and other deposit assessments	255	2	15
Outside professional services (2)	769	32	23
Other (2)	2,387	(3)	(4)
Total noninterest expense	**$ 12,866**	**(1) %**	**3**



12,469
12,399
12,599
13,028
12,866
58.5%
56.7%
58.4%
58.7%
58.1%
2Q15
3Q15
4Q15
1Q16
2Q16
Efficiency Ratio

- Noninterest expense down $162 million LQ
  - Personnel expense down $260 million
    - Salaries up $63 million reflecting annual merit increases and the full quarter impact of GE Capital personnel added on 3/1/16
    - Commissions and incentive compensation down $41 million from a seasonally high 1Q16, partially offset by higher revenue-based incentive compensation
    - Employee benefits expense down $282 million from a seasonally high 1Q16
      - $59 million in deferred compensation expense vs. $31 million in 1Q16
  - Outside professional services (2) up $186 million reflecting typically lower 1Q levels
  - Other expense (2) down $69 million
    - Operating losses down $120 million on lower litigation expense
    - Insurance expense down $89 million on the 1Q16 sale of the crop insurance business
    - Operating lease depreciation expense up $117 million reflecting the acquisition of operating leases from GE Capital on 3/1/16
- 2Q16 efficiency ratio of 58.1%
- Expect to operate at the higher end of the targeted efficiency ratio range of 55%-59% for full year 2016

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.

(2) The sum of Outside professional services expense and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 18 and 19 of the press release.

Wells Fargo 2Q16 Supplement

12

Continued to reinvest in the franchise and innovate for growth



Noninterest Expense
($ in millions)
12,194
12,469
12,866
3,889
3,956
3,867
895
865
1,052
7,410
7,648
7,947
2Q14
2Q15
2Q16
All Other
Outside Professional Services & Contract Services
Personnel Expense

2Q16 noninterest expense up 3% YoY

- Personnel expense up 4% on annual merit increases and FTE growth
- Increased risk, compliance and technology-related spending to enhance safety and security, meet heightened regulatory expectations, and innovate for growth
  - Corporate Risk team members up 24%
  - Outside professional services and contract services expense up 22% on increased project spending
- All other expenses down 2%

- Innovation - 2Q16 launches included:
  - Community Banking: *FastFlex*SM Small Business Loan, offering an online, fast decision and funding as soon as the next business day
  - Home Lending: *your*FirstMortgageSM new home loan, helping more qualified first-time homebuyers and low- to moderate-income consumers become homeowners
  - Wholesale Banking: Commercial Electronic Office® (CEO) mobile channel piloted biometric authentication to customers in 2Q16, using eyeprint image capture technology
  - Wealth and Investment Management: Relaunched WellsTrade®, our self directed brokerage platform
- Innovation - 2Q16 announcements included:
  - Wells Fargo Wallet for Android customers to be integrated into the existing Wells Fargo mobile app, expected launch in July 2016
  - Real-time P2P payments for 18 million mobile active customers, expected to begin August 1, 2016
  - Secure Data Exchange with Xero for small business platform, 2H16 expected launch

Wells Fargo 2Q16 Supplement 13

Community Banking

($ in millions)		2Q16	vs 1Q16	vs 2Q15
Net interest income	$	7,379	(1) %	1
Noninterest income		4,825	(6)	3
Provision for credit losses		689	(4)	74
Noninterest expense		6,648	(3)	(1)
Income tax expense		1,667	(2)	3
Segment net income	**$**	**3,179**	**(4) %**	**(1)**
($ in billions)				
Avg loans, net	$	485.7	-	3
Avg deposits		703.7	3	7

($ in billions)		2Q16	1Q16	2Q15
Regional Banking:				
Primary consumer checking customers [1][2]		4.7 %	5.0	5.6
Retail Banking household cross-sell [1][3]		6.27	6.28	6.32
Debit card purchase volume (POS) [4]	$	76.4	72.4	70.9
Debit card POS transactions *(millions)* [4]		2,018	1,896	1,860

($ in billions)		2Q16	vs 1Q16	vs 2Q15
Consumer Lending:				
Credit card purchase volume (POS)	$	19.4	11 %	10
Credit card penetration [1][5]		45.6 %	34 bps	101
Home Lending:				
Applications	$	95	23 %	17
Application pipeline		47	21	24
Originations		63	43	2
Residential HFS production margin [6]		1.66 %	(2) bps	(9)

- Net income of $3.2 billion, down 1% YoY and 4% LQ

Regional Banking

- Primary consumer checking customers [1][2] up 4.7% YoY
- Retail banking cross-sell of 6.27 [1][3] products per household
- Debit card POS transactions [4] of 2.0 billion, up 6% LQ and 9% YoY

Consumer Lending

- Credit card purchase dollar volume of $19.4 billion, up 11% LQ on seasonality and up 10% YoY
- Consumer auto originations of $8.3 billion, up 8% LQ on seasonality and up 2% YoY
- Mortgage originations of $63 billion, up 43% LQ driven by seasonality and low rates, and up 2% YoY
  - 60% of originations were for purchases, compared with 55% in 1Q16
  - 1.66% residential held for sale production margin [6]

(1) Metrics reported on a one-month lag from reported quarter-end; for example 2Q16 data as of May 2016 compared with May 2015. (2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (3) Effective 2Q16, we changed the methodology for calculating Retail Banking household cross-sell; see page 8 of the press release for additional information. Prior period metrics have been revised to conform with the updated methodology. (4) Combined consumer and business debit card activity. (5) Household penetration as of May 2016 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective 2Q16, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology. (6) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 2Q16 Supplement 14

Wholesale Banking

($ in millions)		2Q16	vs 1Q16		vs 2Q15
Net interest income	$	3,919	5	%	9
Noninterest income		3,365	5		11
Provision for credit losses		385	6		n.m.
Noninterest expense		4,036	2		15
Income tax expense		795	11		(16)
Segment net income	**$**	**2,073**	**8**	**%**	**(5)**
($ in billions)					
Avg loans, net	$	451.4	5		17
Avg deposits		425.8	(1)		(2)

($ in billions)		2Q16		vs 1Q16		vs 2Q15
Key Metrics:						
Commercial card spend volume [(1)]	$	6.6		5	%	5
U.S. investment banking market share [(2)]		4.5	%			

- Net income of $2.1 billion, down 5% YoY and up 8% LQ
- Net interest income up 5% LQ
  - Average loans were up 17% YoY and 5% LQ driven by the acquisition of GE Capital loans and leases, as well as broad-based organic growth
- Noninterest income up 5% LQ on higher lease income from the benefit of the GE Capital acquisition on 3/1/16, as well as higher customer accommodation trading and investment banking results
- Noninterest expense up 2% LQ driven by higher lease expense related to the 3/1/16 acquisition of operating leases from GE Capital and higher project-related expense

Treasury Management

- Treasury management revenue up 5% YoY reflecting new product sales and repricing and up 1% LQ
- Commercial card spend volume [(1)] of $6.6 billion, up 5% YoY and LQ

Investment Banking

- U.S. investment banking market share of 4.5% [(2)] vs. 4.3% in FY 2015

(1) Includes commercial card volume for the entire company.
(2) Year-to-date through June. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 2Q16 Supplement 15

Wealth and Investment Management

($ in millions)		2Q16	vs 1Q16		vs 2Q15
Net interest income	$	932	(1)	%	12
Noninterest income		2,987	3		(5)
Provision for credit losses		2	n.m.		n.m.
Noninterest expense		2,976	(2)		(2)
Income tax expense		358	14		-
Segment net income	**$**	**584**	**14**	**%**	**-**
($ in billions)					
Avg loans, net	$	66.7	4		12
Avg deposits		182.5	(1)		9

($ in billions, except where noted)		2Q16	vs 1Q16		vs 2Q15
Key Metrics:					
WIM Client assets [(1)] *($ in trillions)*	$	1.7	2	%	2
Retail Brokerage					
Financial advisors		15,042	-		(1)
Advisory assets	$	444	4		2
Client assets *($ in trillions)*		1.5	3		2
Wealth Management					
Client assets		224	-		-
Wells Fargo Asset Management					
Total AUM [(2)]		484	1		(1)
Wells Fargo Funds AUM		218	(2)		(6)
Retirement					
IRA assets		367	3		1
Institutional Retirement Plan assets		337	2		(3)

- Net income of $584 million, stable YoY and up 14% LQ
- Net interest income down 1% LQ, but up 12% YoY on strong loan and deposit growth
- Noninterest income up 3% LQ driven by higher asset-based fees and retail brokerage transaction revenue
- Noninterest expense down 2% LQ from seasonally higher 1Q16 personnel expenses, partially offset by higher revenue-based incentive compensation

Retail Brokerage

- Advisory assets of $444 billion, up 4% LQ; and up 2% YoY primarily driven by positive net flows

Wealth Management

- Wealth Management client assets flat LQ and YoY

Wells Fargo Asset Management

- Total AUM [(2)] up 1% LQ; down 1% YoY primarily due to equity fund outflows, partially offset by fixed income net inflows and higher market valuations

Retirement

- Institutional Retirement plan assets up 2% LQ and down 3% YoY

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

Wells Fargo 2Q16 Supplement 16

Credit quality



Provision Expense and Net Charge-offs
($ in millions)
300
650
703 703
831 831
1,086
886
1,074
924
0.30%
0.31%
0.36%
0.38%
0.39%
2Q15
3Q15
4Q15
1Q16
2Q16
Provision Expense
Net Charge-offs
Net Charge-off Rate



Nonperforming Assets
($ in billions)
14.4
2.0
12.4
13.3
1.8
11.5
12.8
1.4
11.4
13.5
1.3
12.2
13.1
1.1
12.0
2Q15
3Q15
4Q15
1Q16
2Q16
Nonaccrual loans
Foreclosed assets

- Net charge-offs of $924 million, up $38 million, or 4%, LQ as $59 million higher oil and gas portfolio losses were partially offset by $46 million lower consumer real estate losses
- $150 million reserve build in the quarter primarily driven by loan growth in the commercial, auto and credit card portfolios
- 0.39% net charge-off rate
  - Commercial losses of 29 bps, up 9 bps LQ
  - Consumer losses of 49 bps, down 8 bps LQ
- NPAs decreased $433 million LQ
  - Nonaccrual loans decreased $271 million as a $832 million decline in residential and commercial real estate nonaccruals was partially offset by $651 million higher oil and gas nonaccruals
  - Foreclosed assets declined $162 million
- Early stage delinquencies in the consumer portfolio of 1.03%, up 5 bps LQ largely on seasonality and down 6 bps YoY
- Allowance for credit losses = $12.7 billion
  - Allowance covered 3.4x annualized 2Q16 net charge-offs
  - Future allowance levels will be based on a variety of factors, including loan growth, portfolio performance and general economic conditions

Wells Fargo 2Q16 Supplement
17

Oil and gas loan portfolio

- Oil and gas outstandings and exposure [(1)] both down 4% LQ and down 2% and 10%, respectively, YoY primarily driven by borrowing base reductions

Loans Outstanding and Exposure [(1)]

($ in billions)



43.2
40.7
39.1
17.4
17.8
17.1
2Q15
1Q16
2Q16
Outstandings
Exposure(1)

Credit performance overview

- $263 million of net charge-offs in 2Q16, up $59 million LQ driven by expected deterioration in borrower financial performance
  - ~94% of losses from the exploration & production (E&P) and services sectors
- Nonaccrual loans of $2.6 billion, up $651 million LQ on weaker financial performance, the run-off of borrower hedges and less sponsor support
  - ~90% of nonaccruals current on interest and principal
  - 96% of nonaccruals from the E&P and services sectors
  - Substantially all nonaccruals are senior secured
- Criticized loans of $8.5 billion, down $1.7 billion, or 17%, LQ, reflecting paydowns, borrowing base upgrades, and net charge-offs

Allowance overview

- $1.6 billion of allowance for credit losses allocated for oil and gas portfolio
  - 9.2% of total oil and gas loans outstanding
  - Modest LQ decline reflects an increase in energy prices, slowed pace of deterioration and improved criticized asset levels in the quarter

(1) Exposure = Loans outstanding + unfunded commitments.

Wells Fargo 2Q16 Supplement 18

Capital

Common Equity Tier 1 Ratio (Fully Phased-In) (1)



10.6%
10.6%
10.8%
10.6%
10.6%
2Q15
3Q15
4Q15
1Q16
2Q16 Estimated

Capital Position

- Common Equity Tier 1 ratio well above the regulatory minimum and buffers and our internal buffer
  - Common Equity Tier 1 ratio (fully phased-in) of 10.6% at 6/30/16 (1)

Capital Return

- Period-end common shares outstanding down 27.4 million LQ
  - Repurchased 44.8 million common shares
  - Issued 17.4 million common shares
- Our strong capital levels allowed us to continue to return capital to shareholders
  - Returned $3.2 billion to shareholders in 2Q16
    - Increased quarterly common stock dividend to $0.38 per share
  - Net payout ratio (2) of 62% in 2Q16

(1) 2Q16 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 27 for additional information regarding capital ratios.
(2) Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Wells Fargo 2Q16 Supplement 19

Wells Fargo 2Q16 Supplement 20 2Q16 Summary  Strong earnings of $5.6 billion - Diluted EPS of $1.01  Efficiency ratio of 58.1%, improved 40 bps from 2Q15  PTPP of $9.3 billion, up 5% YoY  Solid returns - ROA = 1.20% - ROE = 11.70% • ROTCE (1) = 14.15%  Strong loan and deposit growth - Average loans up $80.4 billion, or 9%, YoY - Average deposits up $51.4 billion, or 4%, YoY  Diversified and high quality loan portfolio - Solid credit quality with net charge-offs of 0.39% of average loans (annualized) - Maintained our risk and pricing discipline  Strong capital levels while returning $3.2 billion to shareholders through common stock dividends and net share repurchases in 2Q16 - Net payout ratio of 62% in 2Q16 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 28 for additional information. 2Q16

Appendix

Wells Fargo 2Q16 Supplement 22 Real estate 1-4 family first mortgage portfolio  First lien mortgage loans up $2.4 billion, or 1%, LQ reflecting an increase in nonconforming mortgage originations - Nonconforming mortgage loans increased $8.0 billion to $152.5 billion (1) - First lien home equity lines of $15.7 billion, down $239 million  Strong first lien credit performance - Nonaccrual loans down $713 million, or 28 bps, LQ - Net charge-offs down $34 million LQ to 2 bps  Pick-a-Pay non-PCI portfolio - Loans of $18.4 billion down 5% LQ driven by loans paid-in-full - Nonaccrual loans decreased $172 million, or 8%, LQ - Net charge-offs down $6 million LQ on improved portfolio performance and lower severities - Current average LTV of 56% (2)  Pick-a-Pay PCI portfolio - Accretable yield balance of $15.3 billion - Remaining nonaccretable difference of $1.8 billion (1) Nonconforming mortgages originated post February 2009. (2) The current loan-to-value (LTV) ratio is calculated as the net carrying value divided by the collateral value. ($ in millions) 2Q16 1Q16 Real estate 1-4 family first mortgage loans: $ 277,162 274,734 Nonaccrual loans 5,970 6,683 as % of lo s 2.15% 2.43 Net charge- ffs $ 14 48 as % of av rage loans 0.02% 0.07

Wells Fargo 2Q16 Supplement 23 Real estate 1-4 family junior lien mortgage portfolio  Junior lien mortgage loans down 3% LQ as new originations were more than offset by paydowns  Junior nonaccruals down $91 million, or 6%, LQ  Junior net charge-offs of $62 million, or 49 bps, down $12 million LQ ($ in millions) 2Q16 1Q16 Real estate 1-4 family junior lien ortgage loans: $ 49,772 51,324 Nonaccrual loans 1,330 1,421 as % of l a s 2.67% 2.77 Net charg ffs $ 62 74 as % of average loans 0.49% 0.57

Consumer credit card portfolio

($ in millions)		2Q16		1Q16
Credit card outstandings	$	34,137		33,139
Net charge-offs		270		262
as % of avg loans		3.25	%	3.16
Key Metrics:				
Purchase volume	$	19,385		17,467
POS transactions *(millions)*		283		256
New accounts (1) *(thousands)*		680		664
POS active accounts *(thousands)* (2)		8,467		8,207
Penetration (3)		45.6	%	45.3

- Credit card outstandings up 3% LQ and up 10% YoY reflecting account growth
  - Credit card household penetration (3) of 45.6%, up 34 bps LQ reflecting household growth, and up 101 bps YoY reflecting continued new account growth and card portfolio acquisition
  - Purchase dollar volume up 11% LQ and up 10% YoY
- Net charge-offs up $8 million, or 9 bps, LQ and $27 million, or 4 bps, YoY on portfolio growth
- POS active accounts (2) up 3% LQ and 8% YoY

(1) Includes consumer credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the month.
(3) Household penetration as of May 2016 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective 2Q16, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology.

Wells Fargo 2Q16 Supplement 24

Wells Fargo 2Q16 Supplement 25 Auto portfolios Consumer Portfolio  Auto outstandings of $61.9 billion up 2% LQ and 7% YoY - 2Q16 originations of $8.3 billion up 8% LQ on seasonality and up 2% YoY  Nonaccrual loans declined $3 million LQ and $15 million YoY  Net charge-offs down $37 million LQ driven by typically low 1Q delinquencies and up $22 million YoY predominantly reflecting loan growth and higher severity - June Manheim index of 126.2, up 3% LQ and 2% YoY  30+ days past due increased $131 million LQ largely driven by typically low 1Q levels and increased $154 million YoY on loan growth and mix Commercial Portfolio  Loans of $10.7 billion up 4% LQ and 16% YoY on higher dealer floor plan utilization ($ in millions) 2Q16 1Q16 Auto outstandings $ 59,179 57,829 Nonaccrual loans 108 111 as % of loans 0.18% 0.19 Net charge-offs $ 87 123 as % of avg loans 0.60% 0.86 30+ days past due $ 1,199 1,070 as % of loans 2.03% 1.85 Auto outstandings $ 2,760 2,829 Nonaccrual loans 3 3 as % of loans 0.11% 0.11 Net charge-offs $ 3 4 as % of avg loans 0.40% 0.62 30+ days past due $ 14 12 as % of loans 0.51% 0.42 Commercial: Auto outstandings $ 10,721 10,336 Nonaccrual loans 16 16 as % of lo s 0.15% 0.15 Net charge-off $ - - as % of avg loans n.m. % n.m. Indirect Consumer: Direct Consumer:

Wells Fargo 2Q16 Supplement 26 Student lending portfolio  $12.3 billion private loan outstandings down 2% LQ on seasonality and up 2% YoY - Average FICO of 758 and 81% of the total outstandings have been co-signed - Originations up 9% YoY  Net charge-offs increased $2 million LQ due to seasonality of repayment and down $3 million, or 8%, YoY  30+ days past due decreased $22 million LQ and $19 million YoY ($ in millions) 2Q16 1Q16 Private outstandings $ 12,278 12,466 Net charge-offs 34 32 as % of avg loans 1.10% 1.04 30+ days past due $ 196 218 as % of lo ns 1.60% 1.75

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions)			Estimated Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Total equity		$	**202.7**	198.5	193.9	194.0	190.7
Adjustments:							
Preferred stock			**(24.8)**	(24.1)	(22.2)	(22.4)	(21.6)
Additional paid-in capital on ESOP preferred stock			**(0.2)**	(0.2)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares			**1.9**	2.3	1.3	1.5	1.7
Noncontrolling interests			**(1.0)**	(1.0)	(0.9)	(0.9)	(1.1)
Total common stockholders' equity			**178.6**	**175.5**	**172.0**	**172.1**	**169.6**
Adjustments:							
Goodwill and other intangible assets			**(32.4)**	(32.9)	(30.8)	(30.9)	(31.4)
Applicable deferred taxes (2)			**1.9**	2.0	2.1	2.2	2.3
Investment in certain subsidiaries and other			**(2.5)**	(1.9)	(0.9)	(1.6)	(0.6)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		**145.6**	142.7	142.4	141.8	139.9
Total risk-weighted assets (RWAs) anticipated under Basel III (3)(4)	(B)	$	**1,379.2**	1,345.1	1,321.7	1,331.8	1,325.6
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (4)	(A)/(B)		**10.6%**	10.6	10.8	10.6	10.6

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company's capital position.

(2) Applicable deferred taxes relate to goodwill and other intangible assets.

(3) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2016, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2016, and December 31, September 30 and June 30, 2015, was calculated under the Basel III Standardized Approach RWAs.

(4) The Company's June 30, 2016, RWAs and capital ratio are preliminary estimates.

Wells Fargo 2Q16 Supplement

27

Wells Fargo 2Q16 Supplement 28 Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter Ended (in millions, except ratios) Jun 30, 2016 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 5,173 Average total equity 201,003 Adjustments: Preferred stock (24,091) Additional paid-in capital on ESOP preferred stock (168) Unearned ESOP shares 2,094 Noncontrolling interests (984) Average common stockholders’ equity (B) 177,854 Adjustments: Goodwill (27,037) Certain identifiable intangible assets (other than MSRs) (3,600) Other assets (2) (2,096) Applicable deferred taxes 1,934 Average tangible common equity (C) $ 147,055 ROE (A)/(B) 11.70 % ROTCE (A)/(C) 14.15 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents other intangibles on nonmarketable equity investments which are included in other assets.

Wells Fargo 2Q16 Supplement 29 Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our second quarter 2016 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 31 of the press release announcing our 2Q16 results for additional information regarding the purchased credit-impaired loans.